Exhibit 21

EXECUTION COPY

DRAG RIGHTS
LETTER AGREEMENT

Telecom Italia S.p.A.
Piazza Affari 2,
Milan, Italy
Attention:   Head of International Business

Telecom Italia International N.V.
Atrium 3111, Strawinskylaan 1627,
1077XX Amsterdam,
The Netherlands.
Attention:   Chief Executive Officer
Facsimile:  +31 20 3010951

W de Argentina –Inversiones S.A. (formerly denominated W de Argentina – Inversiones S.L.)
Av. Eduardo Madero 900, Piso 10,
C1106ACV-- Buenos Aires,
Argentina
Tel.: (54 11) 4316 9000
Fax:  (54 11) 4316 9079

LOS W S.A.

Messrs. Daniel Werthein, Adrián Werthein, Gerardo Werthein, and Dario Werthein

Dear Sirs,

We make reference to: (i) the Amended and Restated Shareholders’ Agreement, dated August 5, 2010 (as amended from time to time, the “Shareholders’ Agreement”), entered into by and among Telecom Italia S.p.A. (“TI”), Telecom Italia International N.V. (“TII”, together with TI, the “Sellers”), W de Argentina – Inversiones S.L. (“Los W”), Los W S.A. (“Los W Guarantor Company”) and Gerardo Werthein, Daniel Werthein, Dario Werthein and Adrian Werthein (collectively “Los W Controlling Shareholders,” together with Los W and Los W Guarantor Company, the “Los W Parties”), concerning their respective participation in Sofora Telecomunicaciones S.A. (“Sofora”); (ii) the Amended and Restated Deed of Adherence, dated as of the date hereof (the “Deed of Adherence”), among the Los W Controlling Shareholders, Fintech Telecom, LLC (the “Purchaser”), the Sellers; and (iii) the Amended and Restated Stock Purchase Agreement, dated as of the date hereof (the “Amended SPA”) among the Purchaser, the Sellers and Tierra Argentea S.A., pursuant to which, inter alia, the Sellers have agreed to sell to the Purchaser their Minority Sofora Shares.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Shareholders’ Agreement.

The Sellers, the Los W Parties and the Purchaser hereby agree that:

Effective upon Purchaser becoming a party to the Shareholders’ Agreement, in the event that the Sellers elect to exercise their Drag Along Rights under the Shareholders’ Agreement in respect of the Purchaser or any of its Affiliates that has become a party to the Shareholders’ Agreement (i.e., where Purchaser or any of its Affiliates are “Non Selling Parties”), for the purposes of applying Section 7.6 of the Shareholders’ Agreement to the Purchaser or such Affiliate, the paragraph that is after item “M. Sofora Cash and Cash Equivalents” and before the last paragraph of Appendix A of the Shareholders’ Agreement, shall be deemed to read as follows:

“For the purpose of Article 7, if TI and TII are the Selling Party, the following definitions shall apply:

Non Selling Parties Stake = Non Selling Parties Economic Interest in Sofora / ((TI and TII Economic Interest in Sofora x (1+ 0%)) + Non Selling Parties Economic Interest in Sofora + (1 – (TI and TII Economic Interest in Sofora + Non Selling Parties Economic Interest in Sofora)))

Selling Parties Stake = (TI and TII Economic Interest in Sofora x (1+ 0%)) / ((TI and TII Economic Interest in Sofora x (1+ 0%)) + Non Selling Parties Economic Interest in Sofora + (1 – (TI and TII Economic Interest in Sofora + Non Selling Parties Economic Interest in Sofora)))

Economic Interest: shall mean for each ordinary or preferred shareholder the percentage of profits that such shareholder is entitled to receive based on its ownership of ordinary or preferred shares of a relevant company.”

The remaining provisions remain unchanged, and the changes above shall apply in no other context and to no other party than as explicitly set forth herein.

[Signature Page Follows]

2

Sincerely,

Fintech Telecom LLC

By: Fintech Advisory, Inc.
Its Managing Member

By: /s/ Erika Mouynes
Name: Erika Mouynes
Title: Authorized Person

By: /s/ Julio Rafael Rodriguez, Jr.
Name: Julio Rafael Rodriguez, Jr.
Title: Authorized Person

[Signature Page to Drag Rights Letter Agreement]

Accepted and Agreed:

Telecom Italia S.p.A.

By: /s/ Andrea Balzarini
   Name: Andrea Balzarini
   Title: Authorized Representative

Telecom Italia International N.V.

By: /s/ Francesco S. Lobianco
   Name: Francesco S. Lobianco
   Title: Chief Executive Officer

[Signature Page to Drag Rights Letter Agreement]

Accepted and Agreed:

W de Argentina – Inversiones S.A. (formerly denominated W de Argentina – Inversiones S.L.)

Gerardo Werthein

/s/ Gerardo Werthein

Los W S.A.
Gerardo Werthein

/s/ Gerardo Werthein

Los W Controlling Shareholders

Dario Werthein	Daniel Werthein

/s/ Dario Werthein	/s/ Daniel Werthein

Adrian Werthein	Gerardo Werthein

/s/ Adrian Werthein	/s/ Gerardo Werthein

[Signature Page to Drag Rights Letter Agreement]